UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2023 (April 3, 2023)

PALISADE BIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33672	52-2007292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7750 El Camino Real Suite 5200
Carlsbad, California	92009
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 704-4900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PALI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Registered Direct Offering of Shares

On April 3, 2023, Palisade Bio, Inc. (the “Company”) entered into securities purchase agreements (the “Purchase Agreements”) with certain institutional and accredited investors (the “Purchasers”), pursuant to which the Company agreed to sell and issue, in a registered direct offering, an aggregate of 756,317 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a purchase price per share of $2.64 (the “Registered Offering”).

The Shares are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission (the “SEC”) on March 18, 2022, as amended, and was declared effective on April 26, 2022 (File No. 333-263705) (the “Registration Statement”) and a prospectus supplement filed with the SEC on April 5, 2023.

A copy of the opinion of the Silvestre Law Group, P.C. relating to the validity of the Shares of Common Stock issued in the Registered Direct Offering is filed herewith as Exhibit 5.01.

Concurrent Private Placement

Private Placement of Shares, Prefunded Warrants and Common Stock Purchase Warrants

In addition to the Shares, the Purchase Agreements also provided for the issuance of: (i) 455,242 shares of unregistered Common Stock (“Unregistered Shares”) and (ii) 1,061,164 unregistered prefunded warrants (the “Prefunded Warrants”). Additionally, the Company also agreed to issue each Purchaser of (i) Shares, (ii) Unregistered Shares, and (iii) Prefunded Warrants; warrants to purchase such number of shares of Common Stock equal to the number of Shares, Unregistered Shares, or Prefunded Warrants, respectively, that a Purchaser purchased (the “Private Warrants”). In aggregate, the Company will issue Private Warrants to purchase up to 2,272,723 shares of Common Stock, each with a per share exercise price of $2.64. The Private Warrants are exercisable immediately and expire five (5) years from the date of issuance. The Private Warrants are subject to adjustment in the event of stock splits, dividends, subsequent rights offerings, pro rata distributions, and certain fundamental transactions, as more fully described in the Private Warrants. The Private Warrants do not contain any price protection provisions with respect to future securities offerings of the Company. Collectively, the offer and sale of the: (i) Unregistered Shares, (ii) Prefunded Warrants and (iii) Private Warrants is referred to as the “Concurrent Private Placement.”

Prefunded Warrants

Each Prefunded Warrant is exercisable immediately, has a perpetual term, an exercise price of $0.0001 per share of Common Stock, and is subject to adjustment in the event of stock splits, dividends, subsequent rights offerings, pro rata distributions, and certain fundamental transactions, as more fully described in the Prefunded Warrants. The Prefunded Warrants do not contain any price protection provisions with respect to future securities offerings of the Company.

The Purchase Agreements contain customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties, and termination provisions. The representations, warranties and covenants contained in the Purchase Agreements were made only for the purposes of such agreement and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Registered Offering and the Concurrent Private Placement (collectively, the “Offering”) closed on April 5, 2023 for aggregate gross proceeds to the Company of approximately $6.0 million, before deducting fees payable to the placement agent and other offering expenses payable by the Company.

The Unregistered Shares, Prefunded Warrants, Private Warrants, and the shares of Common Stock issuable upon exercise of the Prefunded Warrants and Private Warrants (collectively, the “Private Warrant Shares”) have not been registered under the Securities Act pursuant to the Registration Statement and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. In connection with each Purchaser’s execution of a Purchase Agreement, each such Purchaser represented to the Company that it is either an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act, among other items.

The Company also entered into a registration rights agreements (“Registration Rights Agreements”) with the Purchasers, whereby the Company agreed to file a registration statement on Form S-3 within 30 days of the date of the Registration Rights Agreement, which shall provide for the resale by holders of the Unregistered Shares and Private Warrants Shares and to have such registration statement declared effective within 60 days of the date of the Registration Rights Agreement, and to use best efforts to keep such registration statement effective at all times until such date that the Unregistered Shares and Private Warrant Shares either (i) have been sold, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

The representations, warranties and covenants contained in the Purchase Agreements were made solely for the benefit of the parties to the Purchase Agreements. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreements are filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreements, which subsequent information may or may not be fully reflected in public disclosures.

Placement Agency Agreement

In connection with the Offering, we entered into a placement agency agreement (“Placement Agency Agreement”) with Ladenburg Thalmann & Co. Inc. (“Placement Agent”) whereby the Placement Agent receives (i) an aggregate cash fee equal to 7.75% of the gross proceeds received by the Company from the sale of the securities, (ii) payment of up to $85,000 for certain expenses incurred in the Offering, and (iii) warrants to purchase up to 6.0% of the aggregate amount of the total Shares, Unregistered Shares, and Prefunded Warrants sold in the Offering, or an aggregate of 136,363 placement agent warrants (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the Private Warrants, except that the exercise price of the Placement Agent Warrant is $3.30 per share.

The foregoing summaries of each of the Purchase Agreement, Registration Rights Agreement, Placement Agency Agreement, Prefunded Warrants, Private Warrants, and Placement Agent Warrants are qualified in their entirety by reference to the full text of each such document, a copy of the form of each is attached hereto as Exhibits 10.01, 10.02, 10.03, 4.01, 4.02, and 4.03, respectively, and each of which is incorporated herein in its entirety by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K to the extent required by this Item 3.02 is incorporated herein by reference.

Item 8.01	Other Events

On April 3, 2023, the Company issued a press release announcing the various transactions described herein. A copy of the press release is attached as Exhibit 99.01 hereto.

Item 9.01	Financial Statement and Exhibits.

Exhibit No.	Description
4.01	Form of Prefunded Warrant
4.02	Form of Common Stock Warrant
4.03	Form of Placement Agent Warrant
5.01	Legal Opinion of Silvestre Law Group, P.C.
10.01	Form of Securities Purchase Agreement
10.02	Form of Registration Rights Agreement
10.03	Form of Placement Agency Agreement
23.01	Consent of the Silvestre Law Group, P.C. (included in Exhibit 5.01)
99.01	Press Release dated April 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 5, 2023	Palisade Bio, Inc.

		By:	/s/ J.D. Finley
J.D. Finley
Interim Chief Executive Officer